CUSIP No. 366505 105

Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: December 21, 2020

WARLANDER ASSET MANAGEMENT, LP

By: Warlander Management GP, LLC, its general partner

/s/ Eric Cole
Name:	Eric Cole
Title:	Managing Member

WARLANDER PARTNERS, LP

By: Warlander Partners GP, LLC, its general partner

/s/
Name:
Title:

WARLANDER OFFSHORE MINI-MASTER FUND, LP

By: Warlander Offshore Fund, Ltd., its general partner

/s/
Name:
Title:

/s/ Eric Cole
ERIC COLE